EXHIBIT  23.1

CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM




We have issued our report dated May 21, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Measurement Specialties Inc. and Subsidiaries on Form 10-K for the year ended March 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Measurement Specialties Inc. and Subsidiaries on Forms S-8 (File No. 333-66454, effective August 1, 2001, File No. 333-11171, effective August 30, 1996 and File No. 033-76646, effective August 30, 1996).


GRANT  THORNTON  LLP


New  York,  New  York
May  21,  2004


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